 Exhibit 99.1

News Release

MEDIA CONTACTS:	Telkonet Investor Relations
414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet, Inc. Announces First Quarter 2012 Financial Results

Teleconference and Webcast to be Held on Tuesday, May 29th at 4:30 PM ET

May 22, 2012: Milwaukee, WI – Telkonet, Inc. (OTC BB: TKOI.OB), developer of the revolutionary EcoSmart energy management platform incorporating patented Recovery Time™ technology, announced today financial results for the quarter ended March 31, 2012.  Telkonet management will hold a teleconference and webcast to discuss these results with the financial community on Tuesday, May 29th at 4:30 PM ET/3:30 PM CT.

Financial Results for the First Quarter Ended March 31, 2012

●	Revenue of $1.9 million, a decrease of 22% compared to $2.5 million for the quarter ended March 31, 2011.

●	Gross margins of 54% a decrease of 7% compared to 61% for the quarter ended March 31, 2011.

●	Loss from operations for the quarter ended March 31, 2012 was $0.7 million, compared to income of $0.1 million for the quarter ended March 31, 2011.

●	Net loss for the quarter ended March 31, 2012 was $0.7 million, compared to net income of $0.9 million for the quarter ended March 31, 2011.

●	Negative adjusted EBITDA of $0.6 million for the quarter ended March 31, 2012 compared to an adjusted EBITDA of $0.2 million for the quarter ended March 31, 2011.

●	Cash and cash equivalents of $0.5 million for the quarter ended March 31, 2012 compared to $0.2 million for the quarter ended March 31, 2011.

●	Working capital deficit decrease of $1.3 million from a working capital deficit (current liabilities in excess of current assets) of $2.7 million at March 31, 2011 to a working capital deficit of $1.4 million at March 31, 2012.

Teleconference and Webcast

The Company will host a teleconference and webcast on Tuesday, May 29th at 4:30 PM ET to discuss these results with the financial community.

Time: 4:30 PM ET (3:30 PM CT, 1:30 PM PT)
Investor Dial-in (Toll Free):  877-407-0782
Investor Dial-in (International): 201-689-8567
Live Webcast:  http://www.investorcalendar.com/IC/CEPage.asp?ID=168663

A replay of the teleconference will be available until June 12th, 2012 which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415, if calling internationally.  Please enter account #286 and conference ID # 395004 to access the replay.

NON-GAAP Financial Measures
To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act attached to this news release, Telkonet will post to the Company’s investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the company’s financial results.

The Company, as is common in its industry, uses adjusted EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Since an outside investor may base their evaluation of the Company’s performance based on the Company’s net income (loss) and not its cash flows, there is a limitation to the adjusted EBITDA measurement. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense. In assessing the overall health of its business for the years ended December 31, 2011 and 2010, the Company excluded items in the following general categories, each of which are described below:

•
Gain (loss) on derivative liability. The Company has historically recorded non-cash gains and losses on the fair value of its derivative liabilities that arose from the sale of the Convertible Debentures in May and July 2008. These Debentures had embedded derivatives and the accounting treatment of derivative financial instruments requires that the Company record all derivatives and related warrants, and classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
Stock-based compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

•
Gain (loss) on disposal of property and equipment:  In the first quarter of 2011, the Company recorded the disposal of a company vehicle. The Company considered this a one-time transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

•
Gain on sale of product line: In the first quarter of 2011, the Company sold its Series 5 Power Line Carrier product line and related business assets.   The Company considered this a one-time transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

The non-GAAP financial measure described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure. In addition, as noted above, the Company evaluates the non-GAAP financial measure together with the most directly comparable GAAP financial information.

ABOUT TELKONET
Telkonet is a leading energy management technology provider offering hardware, software and services to Commercial customers worldwide.  The EcoCentral Platform, in conjunction with the EcoSmart Suite of products, provides comprehensive savings, management and reporting of a building’s energy consumption. Telkonet’s energy management products are installed in properties within the Hospitality, Military, Educational, Healthcare and Residential markets reducing energy consumption, carbon footprints and eliminating the need for new energy generation. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter and Facebook.

ABOUT ETHOSTREAM
EthoStream is one of the largest public High-Speed Internet Access (HSIA) providers in the world, providing services to more than 4.2 million users monthly across a network of greater than 2,300 locations.  EthoStream’s EGS line of public-access gateway servers provides real-time monitoring and management of guest-access networks while its 24/7 support center is known for the highest levels of quality and service.  With a wide range of product and service offerings and one of the most comprehensive management platforms available for HSIA networks, EthoStream offers solutions for any public access location. For more information, please visit www.ethostream.com.

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results can be found in the Company’s Annual Report on Form 10K for the year ended December 31st, 2011 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

All company, brand or product names are registered trademarks or trademarks of their respective holders.

(Tables to follow)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
FOR THE THREE MONTHS ENDED MARCH 31
(Unaudited)
	2012	2011
Net income (loss)	$(728,824)	$926,292
Interest expense, net	31,764	190,234
Depreciation and amortization	72,598	61,528
EBITDA attributed to Telkonet segment	(624,462)	1,178,054

Adjustments:
(Gain) loss on disposal of property and equipment	-	(2,165)
(Gain) loss on derivative liability	-	(172,476)
(Gain) loss on sale of product line	-	(829,296)
Stock based compensation	36,165	32,494

Adjusted EBITDA	$(588,297)	$206,611

TELKONET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31
(Unaudited)

	2012	2011
Revenues, net:
Product	$917,929	$1,351,072
Recurring	1,010,672	1,131,627
Total Revenue	1,928,601	2,482,699

Cost of Sales:
Product	600,809	708,270
Recurring	289,909	263,869
Total Cost of Sales	890,718	972,139

Gross Profit	1,037,883	1,510,560

Operating Expenses:
Research and development	230,564	208,609
Selling, general and administrative	1,431,781	1,127,834
Depreciation and amortization	72,598	61,528
Total Operating Expense	1,734,943	1,397,971

Income (Loss) from Operations	(697,060)	112,589

Other Income (Expenses):
Interest expense, net	(31,764)	(190,234)
Gain on derivative liability	-	172,476
Gain on disposal of property and equipment	-	2,165
Gain on sale of product line	-	829,296
Total Other Income (Expense)	(31,764)	813,703

Income (Loss) Before Provision for Income Taxes	(728,824)	926,292

Provision for Income Taxes	-	-

Net Income (Loss)	(728,824)	926,292

Accretion of preferred dividends and discount	(190,753)	(104,899)
Net income (loss) attributable to common stockholders	$(919,577)	$821,393

Net income (loss) per common share:
Income (loss) per common share – basic	$(0.01)	$0.01
Income (loss) per common share – diluted	$(0.01)	$0.01

Weighted Average Common Shares Outstanding – basic	104,351,326	101,363,617
Weighted Average Common Shares Outstanding – diluted	106,457,737	101,868,176